Exhibit 99.03
                                Southern Company
                        Significant Factors Impacting EPS

                                              3 Months Ended December                  Year-to-Date December
                                         ----------------------------------     -----------------------------------

                                             2007        2006         Change         2007       2006       Change
                                             ----        ----         ------         ----       ----       ------

Consolidated Earnings-As Reported         $  0.27     $  0.25       $  0.02        $  2.29    $  2.12     $  0.17
(See Notes)
Significant Factors:
--------------------
Traditional Operating Companies                                        0.05                                  0.16
Southern Power                                                        (0.02)                                 0.01
Synthetic Fuels                                                        -                                     0.06
Parent Company and Other                                               -                                    (0.02)
Additional Shares                                                     (0.01)                                (0.04)
                                                                    -------                               -------
  Total-As Reported                                                 $  0.02                               $  0.17
                                                                    =======                               =======

                                              3 Months Ended December                  Year-to-Date December
                                         ----------------------------------     -----------------------------------

                                             2007        2006         Change         2007       2006       Change
                                             ----        ----         ------         ----       ----       ------

Consolidated Earnings-Excluding Synfuels  $  0.26     $  0.25       $  0.01        $  2.21    $  2.10     $  0.11
(See Notes)
Total-As Reported                                                      0.27                                  2.29
Less:  Synthetic Fuels                                                (0.01)                                (0.08)
                                                                    -------                               -------
  Total-Excluding Synthetic Fuels                                   $  0.26                               $  2.21
                                                                    =======                               =======


Notes

- For the fourth quarter and year-to-date 2007, diluted earnings per share was not more than 1 cent per share.
- Tax credits associated with Southern Company's synthetic fuel investments expired December 31, 2007 and will not contribute to Southern Company's earnings and earnings per share after 2007.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.